UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 10, 2020, Zogenix, Inc. (the “Company”) reported positive top-line results from its third Phase 3 study (Study 3) of FINTEPLA (fenfluramine) oral solution for the treatment of seizures associated with Dravet syndrome. The study corroborates the substantial impact of FINTEPLA on convulsive seizure reduction previously demonstrated in two earlier Phase 3 trials (Studies 1 and 2) in patients with this severe, rare and often debilitating form of infant-onset epilepsy. It also expands the countries where FINTEPLA has been evaluated to include Japan and Study 3 will be the pivotal study included in the Company’s planned submission of a new drug application (“J-NDA”) in that country, expected to occur in 2021.

Study 3 was a multi-national, randomized, double-blind, placebo-controlled, Phase 3 study enrolling 143 children and young adults with Dravet syndrome, whose seizures were not adequately controlled by existing anti-epileptic drugs. The median age of patients was 9 years (range, 2-18 years) and the average baseline convulsive seizure frequency across the study groups was approximately 63 seizures per month.

Following a six-week baseline observation period, patients were randomized to one of three treatment groups: FINTEPLA 0.7 mg/kg/day (26 mg maximum daily dose; n=49), FINTEPLA 0.2 mg/kg/day (n=46) or placebo (n=48), in which FINTEPLA or placebo was added to each patient’s current treatment regimen of anti-epileptic drugs. Patients were titrated to their target dose of FINTEPLA over two weeks and then remained at that fixed dose for 12 weeks.

The study met its primary objective in demonstrating that patients in the FINTEPLA 0.7 mg/kg/day group achieved a 64.8% greater reduction in mean monthly convulsive seizures compared to the placebo group (p<0.0001). The median percent reduction in monthly convulsive seizure frequency was 73.7% among FINTEPLA 0.7 mg/kg/day patients compared to 7.6% in placebo patients.

The same analyses comparing FINTEPLA at a lower dose of 0.2 mg/kg/day versus placebo was a key secondary objective and demonstrated that patients in the lower dose group achieved a 49.9% greater reduction in mean monthly convulsive seizures compared to placebo (p<0.0001). Collectively, these top-line data are highly consistent with the results of Study 1 in demonstrating a dose-response relationship for FINTEPLA in the treatment of convulsive seizures in Dravet syndrome.

Additional key secondary objectives of the study were to compare FINTEPLA 0.7 mg/kg/day and 0.2 mg/kg/day (independently) with placebo in terms of (1) the proportion of patients who achieved ≥50% reductions in monthly convulsive seizures and (2) the median of the longest convulsive seizure-free interval. These results are shown in the following table. The proportion of patients who achieved ≥75% seizure reductions, a secondary efficacy measure, is also presented.

	FINTEPLA 0.7 mg/kg/day (N=48)	FINTEPLA 0.2 mg/kg/day (N=46)	Placebo (N=48)

Patients with ≥50% reduction in monthly convulsive seizures	72.9% (p<0.0001)	45.7% (p<0.0010)	6.3%

Patients with ≥75% reduction in monthly convulsive seizures	47.9% (p=0.0001)	28.3% (p=0.0047)	4.2%

Longest seizure-free interval (median)	43 days (p<0.0001)	24 days (p<0.0010)	13.3 days

FINTEPLA was generally well-tolerated in this study, with adverse events consistent with those observed in Study 1 and Study 2 and with the known safety profile of fenfluramine. The incidence of treatment-emergent adverse events was higher in the treatment groups as compared to the placebo group, with 91.7% (n=44) of patients in the 0.7 mg/kg/day group and 91.3% (n=42) of patients in the 0.2 mg/kg/day group experiencing at least one treatment-emergent adverse event compared to 83.3% (n=40) of patients in the placebo group. The incidence of serious adverse events was similar in all three groups with 6.3% (n=3) of patients in the 0.7 mg/kg/day group and 6.5% (n=3) of patients in the 0.2 mg/kg/day group experiencing at least one treatment-emergent serious adverse event compared to 4.2% (n=2) of patients in the placebo group, including one placebo patient who died due to SUDEP (sudden unexpected death in epilepsy). Prospective cardiac safety monitoring throughout the study showed that no study patients developed valvular heart disease or pulmonary arterial hypertension.

FINTEPLA was approved by the U.S. Food and Drug Administration (“FDA”) in June 2020 for the treatment of seizures associated with Dravet syndrome in patients 2 years of age and older and a Marketing Authorization Application (“MAA”) is under review by the European Medicines Agency (“EMA”). In March 2019, the Company entered into an exclusive distribution agreement with Nippon Shinyaku, Co., Ltd. for the commercialization of FINTEPLA in Japan. The Company will supply product to Nippon Shinyaku and retains responsibility for completing its global clinical development programs for FINTEPLA, including those underway to support the Company’s planned submissions of new drug applications in Japan for Dravet syndrome and Lennox-Gastaut syndrome.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include: FINTEPLA providing an important treatment option for patients with Dravet syndrome; the Company’s plans to submit the J-NDA supported by the Study 3 trial results and the timing thereof; the Company’s belief that results from Study 3 corroborate the results from Study 1 and Study 2; and the Company’s plans to bring FINTEPLA to patients in additional countries over time. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: top-line data the Company reports is based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such top-line data may not accurately reflect the complete results of a clinical trial, and the Japanese regulatory authority may not agree with the Company’s interpretation of such results; the Japanese regulatory authority may disagree that results of Study 3 may serve as a pivotal trial to support the J-NDA or that the existing safety and efficacy data, or the Company’s analysis of such data, is sufficient to support marketing approval in Japan; the COVID-19 pandemic may disrupt the Company’s business operations, impairing the ability to commercialize FINTEPLA and the Company’s ability to generate product revenue; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could limit commercialization, or that could result in recalls or product liability claims; additional data from the Company’s ongoing studies may contradict or undermine the data reported for Dravet syndrome; the Company’s dependence on third parties for the manufacture of FINTEPLA; and other risks described in the Company’s public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: September 10, 2020	By:	/s/ Shawnte M. Mitchell
	Name:	Shawnte M. Mitchell
	Title:	Executive Vice President, General Counsel and Secretary